IMPERIAL HOLLY CORPORATION
                    SALARY CONTINUATION PLAN

       (As Amended and Restated Effective August 1, 1994)


          Imperial Holly Corporation, a Texas corporation (hereinafter called the "Company"), hereby amends, restates and continues the Imperial Holly Corporation Salary Continuation Plan, as amended and restated
August 1, 1990, in the form of the amended and restated Imperial Holly Corporation Salary Continuation Plan, effective August 1, 1994, as follows:

I.   PURPOSE AND DEFINITIONS

          1.01 PURPOSE. The purpose of this Plan is to provide retirement, death and disability benefits for selected salaried officers and other key management employees of the Company.

          1.02 DEFINITIONS.
          (a)  "Plan" means the Imperial Holly Corporation Salary
Continuation Plan, as amended and restated herein effective August 1, 1994, as the same may hereafter be amended from time to time.

          (b) "Company" means Imperial Holly Corporation (formerly known as Imperial Sugar Company), a Texas corporation, or any successor and its Affiliates.

          (c) "Affiliate" means any corporation in which the shares owned or controlled, directly or indirectly, by the Company represent eighty (80%), or more, of the voting power of the issued and outstanding capital stock of such corporation, and a corporation which owns or controls, directly or indirectly, eighty percent (80%), or more, of the voting power of the issued and outstanding capital stock of the Company, and any corporation in which eighty percent
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(80%), or more, of the voting power of the issued and outstanding capital stock is owned or controlled, directly or indirectly, by any corporation which owns or controls, directly or indirectly, eighty percent (80%), or more, of the voting power of the issued and outstanding capital stock of the Company.

          (d) "Participant" means an Employee of the Company who is selected by the Committee to participate in the Plan and who enters into a Salary Continuation Agreement with the Company.

          (e) "Board of Directors" means the Board of Directors of the Company.

          (f) "Employee" means any officer or other key management employee of the Company (whether or not he is also a director thereof), who is compensated for employment with the Company by a regular salary.

II.  ADMINISTRATION

          2.01 APPOINTMENT OF COMMITTEE. This Plan shall be administered by the Executive Compensation Committee of the Board of Directors or such other persons who shall be appointed by the Board of Directors (hereinafter referred to as the "Committee"). The Committee shall represent the Company in all matters concerning the administration of this Plan. The Board of Directors by resolution adopted by the Board of Directors may remove a Committee member for any reason, and the Board of Directors shall fill any vacancies thus created.

          2.02 NAMED FIDUCIARY. The Committee shall be the Named Fiduciary of the Plan.
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          2.03 POWERS AND DUTIES.  The Committee shall have the primary responsibility for the administration and operation of the Plan and shall have all powers necessary to carry out the provisions of the Plan, including but not limited to the following:

          (a) To determine all questions arising in the administration, interpretation and application of the Plan.

          (b) To determine the eligibility of each Employee for participation in the Plan.

          (c) To set down uniform and nondiscriminatory rules of interpretation and administration which may be modified from time to time in light of the Committee's experience.

          (d) To publish and file or cause to be published and filed or disclosed all reports and disclosures required by federal or state law.

          2.04 RECORDS AND REPORTS. The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for the proper administration of the Plan.

          2.05 PAYMENT OF EXPENSES. The Committee shall serve without compensation for its services but all expenses of the Committee shall be paid by the Company.

          2.06 INDEMNITY OF COMMITTEE. The Company shall indemnify each member of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when the same is determined to be due to the gross negligence or willful misconduct of such Committee member.

          2.07 AGENT FOR SERVICE OF PROCESS. The Committee shall be the agent for service of legal process for the Plan. The business address and telephone number of the Committee, as the Named Fiduciary and Plan Administrator, is: c/o Imperial Holly Corporation, P.O. Box 9, Sugar Land, Texas 77487-0009; telephone (713) 491-9181. The

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Company shall have the right to change the Named Fiduciary of the Plan and shall also have the right to change the address and telephone number of the Named Fiduciary. The Company shall give each Participant under the Plan written notice of any change of the Named Fiduciary or any change in the address and telephone number of the Named Fiduciary.

III.  PARTICIPATION IN THE PLAN

          3.01 ELIGIBILITY. The Committee may from time to time establish such eligibility requirements for participation in the Plan as it may deem appropriate; provided, however, that only salaried officers and other key management employees of the Company shall be eligible to participate in the Plan.

          3.02 SALARY CONTINUATION AGREEMENT. Each eligible Employee chosen by the Committee to participate in the Plan shall be offered a Salary Continuation Agreement setting forth the specific provisions which the Committee has determined to be appropriate for such Employee. No Employee shall have any rights whatsoever under the Plan other than the rights and benefits granted to him under his Salary Continuation Agreement with the Company. Any Employee may decline to participate in the Plan upon executing a waiver in form as deemed sufficient by the Committee.

IV.  SALARY CONTINUATION BENEFITS

          4.01 SUPPLEMENTAL RETIREMENT BENEFITS. Each Salary Continuation Agreement entered into under this Plan shall provide for a supplemental retirement benefit for the Participant in such amount and subject to such service requirements and other conditions as the Committee (in its sole discretion) shall determine to be appropriate and shall set forth therein; PROVIDED, HOWEVER, that such supplemental retirement benefit shall not commence to be paid to
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a Participant prior to the later of (i) the date the Participant attains age 55 or (ii) the date such Participant terminates employment with the Company and all Affiliates, except as otherwise provided in Sections 4.04 and 4.05.

          4.02 SUPPLEMENTAL DEATH BENEFITS. Each Salary Continuation Agreement may provide for a supplemental death benefit payable to the surviving spouse or other beneficiary of the Participant in such amounts and subject to such conditions as the Committee shall determine to be appropriate and shall set forth therein.

          4.03 SUPPLEMENTAL DISABILITY BENEFITS. Each Salary Continuation Agreement may provide a supplemental disability benefit payable to the Participant in the event of such Participant's Disability (as defined in such Participant's Salary Continuation Agreement) in such amounts and subject to such conditions as the Committee shall determine to be appropriate and shall set forth therein.

          4.04 CHANGE IN CONTROL BENEFITS. Each Salary Continuation Agreement may provide for full vesting in and the immediate payment of the full unreduced value of the supplemental retirement benefit under this Plan in the event of a change in control of the Company and, subject to the specific provisions of each Participant's Salary Continuation Agreement, the termination of employment of the Participant with the Company and all Affiliates. Each Salary Continuation Agreement may also provide for an accelerated lump-sum payment of any supplemental disability payment in the event of a change in control. For purposes of this Plan, a "change in control" of the Company shall be deemed to have occurred if any of the following shall have taken place: (a) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or Item 1 of Form 8-K promulgated

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under the Exchange Act; (b) any "person" (as such term is used in Sections
13(d) and 14(d)(2) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; or (c) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two (2) years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

          Notwithstanding other provisions of this Section 4.04, the aggregate present value of all parachute payments payable to or for the benefit of a participant in the Plan, whether payable pursuant to this Plan or otherwise, shall be limited to three (3) times the participant's base amount less one dollar and, to the extent necessary, the acceleration of vesting and payment of benefits under this Plan shall be reduced by the Company in order that this limitation not be exceeded. For purposes of this Section 4.04, the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Section 280G of the Internal Revenue Code of 1986 (the "Code"). It is the intention of this Section 4.04 to avoid excise taxes on the participant under
Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

          4.05 EARLY COMMENCEMENT OF BENEFITS. Each Salary Continuation Agreement may provide, at the discretion of the Committee, that a Participant receive such Participant's supplemental retirement benefit under this Plan prior to the date such Participant terminates

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employment with the Company and all Affiliates; PROVIDED, HOWEVER, that the
Participant may not receive such supplemental retirement benefit under this Plan prior to the later of (i) the date the Participant attains the age of 55 or (ii) the date such Participant becomes 100% vested in the supplemental retirement benefit under this Plan.

          4.06 WITHHOLDING OF TAXES. The Company shall deduct from the amount of any benefits payable under a Salary Continuation Agreement entered into under this Plan any taxes required to be withheld by the federal or any state or local government.

V.  RIGHTS OF PARTICIPANTS

          5.01 LIMITATION OF RIGHTS. Nothing in this Plan shall be construed to:

          (a) Give any Employee of the Company or an Affiliate any right to participate in the Plan;

          (b) Limit in any way the rights of the Company or any Affiliate to terminate a Participant's employment with the Company or any Affiliate at any time;

          (c) Give a Participant or any spouse or other beneficiary of a deceased Participant any interest in any fund or in any specific asset or assets of the Company or any Affiliate; or

          (d) Be evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will employ a Participant in any particular position or at any particular rate of remuneration.

          5.02 NONALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void.

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No right or benefit hereunder shall be in any manner payable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

          5.03 PREREQUISITES TO BENEFITS. No Participant, or any person claiming through a Participant, shall have any right or interest in the Plan, his Salary Continuation Agreement, or any benefits thereunder unless and until all the terms, conditions and provisions of the Plan and the Salary Continuation Agreement which affect such Participant or such other person shall have been complied with.

VI.  CLAIMS PROCEDURE

          6.01 CLAIM. A Participant shall receive all of the benefits under this Plan to which such Participant is entitled without making specific application therefor. If, however, an Employee is not selected for participation or a Participant or such Participant's beneficiary (hereinafter referred to as a "Claimant") is denied all or any portion of an expected Plan benefit for any reason, such Claimant may file a claim with the Committee. The Committee shall notify the Claimant within sixty
(60) days of allowance or denial of the claim. The notice shall be in writing, sent by mail to Claimant's last known address, and must contain the following information:

          (a)  The specific reasons for the denial;

          (b) Specific reference to pertinent Plan, Salary Continuation Agreement or insurance contract provision on which the denial is based;

          (c) If applicable, a description of any additional information or material necessary to perfect the claim, and an explanation of why such information or material is necessary; and an explanation of the claims review procedure.
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          6.02 REVIEW PROCEDURE.

          (a) A Claimant is entitled to request a review of any denial of his claim by the Committee which is the Plan Administrator. The request for review must be submitted in writing within sixty (60) days of mailing of notice of the denial. Absent a request for review within the sixty-day period, the claim will be deemed to be conclusively denied. The Claimant or his representatives shall be entitled to review all pertinent documents, and to submit issues and comments in writing.

          (b) The Board of Directors shall review the claim and render the final decision.

          6.03 FINAL DECISION. Within sixty (60) days of mailing of a request for review, the Board of Directors shall allow or deny the claim. The decision shall be made in writing to the Claimant. The decision shall recite the facts and reasons for denial, with specific reference to the pertinent Plan provisions.

VII.  MISCELLANEOUS

          7.01 AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may amend or terminate this Plan at any time. Any such amendment or termination shall not, however, affect the rights of any Participant to the benefits provided under an executed Salary Continuation Agreement.

          7.02 APPLICABLE LAWS. This Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.

          7.03 NON-FUNDING OF BENEFITS. The benefits payable under this Plan are unfunded and unsecured promises to pay of the Company. A life insurance or annuity contract
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(hereinafter referred to as a "Contract") on the life of each Participant may be applied for by the Company or by the Trustee of an Executive Benefits Trust established by the Company. Such Contract, if purchased, shall be the sole, unrestricted property of the Company or such Trust. The amounts of compensation deferred pursuant to this Plan and any Contract purchased hereunder shall at all times be subject to the claims of the Company's creditors.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers this 29th day of September, 1994, but effective August 1, 1994.

                                   IMPERIAL HOLLY CORPORATION

                                   By   JAMES C. KEMPNER
                                        James C. Kempner
                                        President & Chief Executive Officer

ATTEST:

W. F. SCHWER
W. F. Schwer

Secretary

[SEAL]
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